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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated November 22, 1999 with respect to the financial statements of Egreetings Network, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-88595) and the related Prospectus of Egreetings Network, Inc. for the registration of shares of its common stock.



                                                           /s/ Ernst & Young LLP



Walnut Creek, California


November 22, 1999